Exhibit 3.2

RESTATED
ARTICLES OF INCORPORATION
OF
CHICO’S, FAS, INC.

Pursuant to the provisions of the Florida Business Corporation Act, CHICO’S FAS, INC., a Florida corporation (“Corporation”), hereby restates its Articles of Incorporation as follows:

ARTICLE I

Name

The name of this Corporation shall be:

CHICO’S FAS, INC.

ARTICLE II

Term of Existence

This Corporation is to exist perpetually.

ARTICLE III

General Purpose

The general purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Business Corporation Act of the State of Florida, and any amendments thereto, and in connection therewith, this Corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under such Act.

ARTICLE IV

Capital Stock

1.    Authorized Capitalization.

(a)    The total number of shares of capital stock authorized to be issued by this Corporation shall be:

2,500,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”);

400,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”); and

(b)    The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

Exhibit 3.2

(i)    Preferred. Shares of the Preferred Stock may be issued from time to time in one or more series. The board of directors of this Corporation (hereafter the “Board of Directors” or “Board”) by resolution shall establish each series of Preferred Stock and fix and determine the number of shares and the designations, preferences, limitations and relative rights of each such series, provided that all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

(A)    The rate or manner of payment of dividends.

(B)    Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption.

(C)    The amount payable upon shares in the event of voluntary and involuntary liquidation.

(D)    Sinking fund provisions, if any, for the redemption or purchase of shares.

(E)    The terms and conditions, if any, on which the shares may be converted.

(F)    Voting rights, if any.

(G)    Any other rights or preferences now or hereafter permitted by the laws of the State of Florida as variations between different series of preferred stock.

(ii)    Common. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of stockholders, except matters required to be voted on exclusively by holders of Preferred Stock or of any series of Preferred Stock. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of this Corporation, the assets and funds of this Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

2.    No Preemptive Rights.

(a)    Preferred Stock. Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock (of the same class or otherwise) or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation.

(b)    Common Stock. The holders of Common Stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock or Common Stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or

Exhibit 3.2

any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation.

3.    Payment for Stock. The consideration for the issuance of shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for this Corporation, in promises to perform services in the future evidenced by a written contract, or in other benefits to the Corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and non-assessable.

4.    Treasury Stock. The Board of Directors of this Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interest of this Corporation.

ARTICLE V

Directors

1.    Number. The Board of Directors of this Corporation shall consist of not less than three (3) and not more than twelve (12) members, the exact number of directors to be fixed from time to time as provided in the bylaws of this Corporation.

2.    Terms. The directors elected prior to the 2017 annual meeting of stockholders, shall be and are divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each director elected at each annual meeting of stockholders, commencing with the annual meeting in 2017, shall hold office for a term expiring at the next annual meeting of stockholders held after such director’s election and until such director’s successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV hereof.

3.    Powers. The business and affairs of this Corporation shall be managed by the Board of Directors, which may exercise all such powers of this Corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done by the stockholders.

4.    Quorum. A quorum for the transaction of business at all meetings of the Board of Directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

5.    Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of this Corporation may be removed from office for cause by the

Exhibit 3.2

stockholders of this Corporation at any annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of this Corporation. Notice of any such annual or special meeting of stockholder shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the stockholders without cause.

6.    Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

7.    Elections. When a quorum is present at any meeting for the election of directors, the vote required for election of a director by stockholders, other than in a contested election, shall be the affirmative vote of a majority of votes cast with respect to the director nominee. A majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In a contested election, the nominees receiving the greatest number of votes “for” their election, up to the number of directors to be elected, shall be elected. Abstentions and broker non-votes will not count as votes either “for” or “against” a nominee.

The election is “contested” if (i) the Secretary of the Corporation has received a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article V, Section 8 hereof and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth business day preceding the date the Corporation first mails its notice of meeting to the stockholders.

8.    Nominations. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of stockholders.

Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of stockholders by or at the direction of: (a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any stockholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article V, Section 8.

Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a stockholder’s notice must by delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number

Exhibit 3.2

of shares of capital stock of this Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on this Corporation’s books, of the stockholder and (ii) the class and number of shares of this Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder notice. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Article V, Section 8. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article V, Section 8, he or she shall so declare at the meeting and any such defective nomination shall be disregarded.

ARTICLE VI

Address

The address of the principal office and mailing address of this Corporation shall be:

11215 Metro Parkway
Ft. Myers, Florida 33966

ARTICLE VII

Stockholder Meetings

1.    Annual Meetings. At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any stockholder of this Corporation who complies with the notice procedures set forth in this Article VII, Section 1 and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of that date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of this Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder

Exhibit 3.2

notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article VII, Section 1. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article VII, Section 1, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

2.    Special Meetings. Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of this Corporation; or (d) by holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such stockholders sign, date and deliver to this Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the stockholders of this Corporation may not be called by another person or persons.

At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

3.    Written Consents. Effective beginning as of June 1, 1993, any action required or permitted to be taken at any annual or special meeting of stockholders of this Corporation may be taken only upon the vote of such stockholders at an annual or special meeting duly called in accordance with the terms of this Article VII, Section 1 and 2, and may not be taken by written consent of such stockholders.

ARTICLE VIII

Amendments

This Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of this Corporation shall be required to amend or repeal Articles V or VII of these Articles of Incorporation or to adopt any provision inconsistent therewith.

ARTICLE IX

Bylaws

1.    Adoptions, Amendments, Etc. The power to adopt the bylaws of this Corporation, to alter, amend or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors of this Corporation; provided, however, that any bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended, or repealed by vote of the stockholders entitled to vote thereon, or a new bylaw

Exhibit 3.2

in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any bylaw made by them that such bylaw shall not be altered, amended or repealed by the Board of Directors.

2.    Scope. The bylaws of this Corporation shall be for the government of this Corporation and may contain any provisions or requirements for the management or conduct of the affairs and business of this Corporation, provided the same are not inconsistent with the provisions of these Articles of Incorporation, or contrary to the laws of the State of Florida or of the United States.

IN WITNESS WHEREOF, CHICO’S FAS, INC. has caused these Restated Articles of Incorporation to be executed and acknowledged by its President and Secretary this 30th day of September, 2019.

ATTEST:                        CHICO’S FAS, INC.

/s/ Gregory S. Baker                    /s/ Bonnie Brooks
Gregory S. Baker, Secretary                Bonnie Brooks, CEO and President